Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 of Sears Holdings Corporation of our report dated August 8, 2003, relating to the financial statements and financial statement schedule of Kmart Holding Corporation, appearing in Kmart Holding Corporation's Annual Report on Form 10-K for the year ended January 26, 2005.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan

April 27, 2005